UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2004

Commission file Number: 0-17321

___________

TOR MINERALS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

_________

Delaware (State or other jurisdiction of corporation)	74-2081929 (I.R.S. Employer Identification No.)

722 Burleson
Corpus Christi, Texas 78402
(Address of principal executive offices and zip code)

(361) 883-5591
(Registrant's telephone number, including area code)
___________

ITEM 4. Changes in Registrant's Certifying Accountant

(a) On July 8, 2004, Ernst & Young LLP ("Ernst & Young") informed TOR Minerals International, Inc. (the "Company") that Ernst & Young will resign as the Company's independent auditor effective upon the completion of the quarterly review of the Company's fiscal quarter ending June 30, 2004. The Company's Audit Committee has accepted Ernst & Young's resignation.

The reports of Ernst & Young on the financial statements of the Company for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles except for a modification as to uncertainty about the Company's ability to continue as a going concern as described in the report of Ernst & Young on the financial statements of the Company for the fiscal year ended December 31, 2002.

In connection with the audits of the Company's financial statements for each of the two fiscal years ended December 31, 2002 and 2003 and in the subsequent interim period, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which, if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference to the matter in their report.

In response to the Company's request, Ernst & Young has furnished the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter dated July 15, 2004, is attached hereto as Exhibit 16.1 to this Form 8-K.

(b) In accordance with the terms of the Company's Audit Committee Charter, the Company's Audit Committee has commenced a search to select the Company's new independent auditor.

ITEM 7. Financial Statements and Exhibits

(c) The following exhibit is being furnished herewith:

16.1 Letter dated July 15, 2004 from Ernst & Young LLP to the Securities and Exchange Commission regarding statements included in this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOR MINERALS INTERNATIONAL, INC. _____________________ (Registrant)

Date: July 15, 2004	RICHARD BOWERS
Richard Bowers President and CEO

Date: July 15, 2004	LAWRENCE W. HAAS
Lawrence W. Haas Treasurer and CFO

EXHIBIT INDEX

16.1 Letter dated July 15, 2004 from Ernst & Young LLP to the Securities and Exchange Commission regarding statements included in this Form 8-K.